UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2007 (June 26, 2007)

TRANSMERIDIAN EXPLORATION INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	000-50715	76-0644935
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

397 N. Sam Houston Parkway E., Suite 300, Houston, Texas	77060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (281) 999-9091

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 26, 2007, Transmeridian Exploration Incorporated (the “Company”) completed a private placement (the “Private Placement”) of $55.0 million, or an aggregate 550,000 shares, of its 20% Junior Redeemable Convertible Preferred Stock (the “Junior Preferred Stock”) pursuant to the terms of (i) a Regulation D Purchase Agreement, dated as of June 26, 2007 (the “Purchase Agreement”), by and between the Company and the various investors party thereto (collectively, the “Investors”) and (ii) an Amended and Restated Commitment Letter, dated as of June 18, 2007 (the “New Commitment Letter”), by and between the Company and certain of the Investors.

The Junior Preferred Stock, which has a liquidation preference of $100 per share, will pay cumulative quarterly dividends at an initial rate of 20% per annum (equal to $20.00 per share per annum), payable at the option of the Company in additional shares of the Junior Preferred Stock, shares of the Company’s common stock (subject to the satisfaction of certain conditions set forth in the Certificate of Designations (as defined below)), cash (if allowed by the terms of the Company’s then-existing debt and preferred stock instruments), or any combination of additional shares of the Junior Preferred Stock, the Company’s common stock and cash on January 1, April 1, July 1 and October 1 of each year, commencing October 1, 2007. Moreover, each share of the Junior Preferred Stock is currently convertible, at the holder’s option, into shares of the Company’s common stock, based on the current conversion price of $2.25 per share of the Company’s common stock.

The Junior Preferred Stock is governed by the Certificate of Designations, dated as of, and filed with the Delaware Secretary of State on, June 18, 2007 (the “Certificate of Designations”). The Certificate of Designations was subsequently amended by the Certificate of Amendment to the Certificate of Designations, dated as of, and filed with the Delaware Secretary of State on, June 27, 2007 (the “Certificate of Amendment”), and subsequently further modified by the Certificate of Correction with respect to the Certificate of Designations (as amended by the Certificate of Amendment), dated as of, and filed with the Delaware Secretary of State on, June 28, 2007 (the “Certificate of Correction”).

The summary of the terms of the Junior Preferred Stock and the Certificate of Designations set forth under Item 1.01 of the Current Report on Form 8-K of the Company, dated as of, and filed with the SEC on, June 22, 2007 (the “6/22/07 Form 8-K”), is incorporated herein by reference. The Certificate of Amendment and the Certificate of Correction, which amend and modify the Certificate of Designations, are filed as Exhibits 3.2 and 3.3 hereto, respectively, and are incorporated herein by reference.

The Purchase Agreement contains customary representations and warranties on the part of the Company and the Investors and customary indemnification provisions pursuant to which the Company agreed to indemnify the Investors against certain liabilities.

The New Commitment Letter amended and restated, and replaced in its entirety, effective as of June 18, 2007, the previously disclosed Commitment Letter, also dated as of June 18, 2007, by and among the Company and certain of the Investors (the “Original Commitment Letter”). The summary of the Original Commitment Letter set forth under Item 1.01 of the 6/22/07 Form 8-K is incorporated herein by reference.

The New Commitment Letter is substantively identical to the Original Commitment Letter and, like the Original Commitment Letter, contains (i) customary representations and warranties on the part of the Company and the Investors party thereto, (ii) customary indemnification provisions and (iii) the agreement of the Company to cause the composition of the Company’s Board of Directors to be modified in accordance with the board representation rights granted to the holders of the Junior Preferred Stock pursuant to the Certificate of Designations.

In connection with the New Commitment Letter, the Company executed an Additional Return Agreement, dated as of June 18, 2007, with the Investors party to the New Commitment Letter (the “Additional Return Agreement”). The Additional Return Agreement amended and restated, and replaced in its entirety, effective as of June 18, 2007, the previously disclosed Fee Letter, also dated as of June 18, 2007, by and among the Company and such Investors (the “Fee Letter”). The summary of the Fee Letter set forth under Item 1.01 of the 6/22/07 Form 8-K is incorporated herein by reference.

Pursuant to the Additional Return Agreement, the Company agreed to pay a commitment preferred return, in cash, equal to 25% of each such Investor’s commitment under the New Commitment Letter, and a transaction preferred return, in cash, equal to 10% of such commitment. The transaction preferred return became fully vested upon such Investors’ execution of the New Commitment Letter, and the commitment preferred return became fully vested at the time such Investors’ funded their commitments under the New Commitment Letter. However, the commitment preferred return and transaction preferred return are not due and payable until the earlier of (i) the occurrence of a change of control with respect to the Company or (ii) June 18, 2008; provided, however, that if the returns become due and payable on June 18, 2008 in the absence of a change of control transaction, the Company may elect to satisfy its payment obligations by delivery of shares of its common stock valued at 97% of the common stock’s market value at such time. In addition, if a change of control with respect to the Company has not occurred by December 31, 2007, the return balances are increased, until paid, at the rate of 10% per annum.

The Company also executed a second Additional Return Agreement, dated as of June 26, 2007 (the “Second Additional Return Agreement”), with the Investors in connection with the Purchase Agreement. Pursuant to the Second Additional Return Agreement, the Company agreed to pay a preferred return, in cash, equal to 25% of the aggregate liquidation preference of the shares of the Junior Preferred Stock purchased by each Investor pursuant to the Purchase Agreement. The preferred returns became fully vested upon the completion of the Private Placement. However, as with the Additional Return Agreement, the preferred returns under the Second Additional Return Agreement are not due and payable until the earlier of (i) the occurrence of a change of control with respect to the Company or (ii) June 18, 2008; provided, however, that if the returns become due and payable on June 18, 2008 in the absence of a change of control transaction, the Company may elect to satisfy its payment obligations by delivery of shares of its common stock valued at 97% of the common stock’s market value at such time. In addition, and as with the Additional Return Agreement, if a change of control with respect to the Company has not occurred by December 31, 2007, the return balances are increased, until paid, at the rate of 10% per annum.

As previously disclosed, on June 18, 2007, 100,000 shares of the Junior Preferred Stock were issued to certain of the Investors and the proceeds with respect to the sale of such shares (net of commissions and other offering expenses of approximately $650,000) were paid to the Company pursuant to the Original Commitment Letter. On June 26, 2007, the remaining 450,000 shares of the Junior Preferred Stock were issued and sold pursuant to the New Commitment Letter and the Purchase Agreement. Specifically, 120,000 shares of the Junior Preferred Stock were issued to the Investors and the proceeds with respect to the sale of such shares (net of commissions and other offering expenses of approximately $1.0 million) were paid to the Company.

The remaining 330,000 shares of the Junior Preferred Stock (the “Escrow Shares”) and the gross proceeds of $33.0 million with respect to the sale of such shares (the “Escrow Proceeds”) were placed into an escrow account, pursuant to the Escrow Agreement, dated as of June 26, 2007 (the “Escrow Agreement”), by and among the Company, Jefferies & Company, Inc., as placement agent with respect to the Private Placement (the “Placement Agent”), and The Bank of New York, as escrow agent (the “Escrow Agent”).

The Escrow Agreement provides that the Escrow Shares and the Escrow Proceeds (after deducting commissions and other offering expenses) will be released from the escrow account and delivered by the Escrow Agent to the Placement Agent (for delivery to the Investors) and the Company, respectively, upon (i) the Company’s receipt of written consents or proxies from holders of its common stock evidencing the approval, pursuant to the rules of the American Stock Exchange, of the potential issuance by the Company of an aggregate number of shares of its common stock in excess of 19.99% of the shares of the Company’s common stock outstanding as of the date of the Original Commitment Letter upon the conversion or redemption of, or in payment of dividends on, the Junior Preferred Stock, (ii) the Company’s filing with the Securities and Exchange Commission (the “SEC”) of a preliminary information statement or definitive proxy statement with respect to such stockholder approval and (iii) the Company’s delivery of a written certification that such conditions have been satisfied. If the Company fails to satisfy any of the conditions described in clause (i), (ii) and (iii) of the immediately preceding sentence within 60 days from the date of the Purchase Agreement, the Escrow Agreement will terminate and the Escrow Agent will be obligated to return the Escrow Shares to the Company and the Escrow Proceeds to the Placement Agent (for return to the Investors). The holders of 66-2/3% of the then-outstanding shares of the Junior Preferred Stock may, however, elect at any time to release the Escrow Proceeds to the Company (after deduction of commissions and other offering expenses) in exchange for delivery of the Escrow Shares to the Placement Agent (for delivery to the Investors).

Pursuant to the Registration Rights Agreement, dated as of June 26, 2007, by and among the Company and the Investors (the “Registration Rights Agreement”), the Company is obligated to file and cause to become effective a shelf registration statement (the “Shelf Registration Statement”) covering the resale of the Junior Preferred Stock, the shares of the Company’s common stock into which the Junior Preferred Stock is convertible, and the shares of the Junior Preferred Stock and shares of the Company’s common stock issued in payment of the dividends payable on the Junior Preferred Stock. Specifically, the Company is obligated to file the Shelf Registration Statement within 30 days of the date of the Original Commitment Letter and seek effectiveness within 120 days of the date of the Original Commitment Letter. If (1) within 30 days after the date of the Original Commitment Letter, the Shelf Registration Statement has not been filed, (2) within 120 days after the date of the Original Commitment Letter, the Shelf Registration Statement has not been declared effective by the SEC or (3) after the Shelf Registration Statement has been declared effective, the Shelf Registration Statement ceases to be effective or usable (subject to certain exceptions) in connection with resales of the Junior Preferred Stock, the shares of the Company’s common stock into which the Junior Preferred Stock is convertible, and the shares of the Junior Preferred Stock and shares of the Company’s common stock issued in payment of the dividends payable on the Junior Preferred Stock (each such event referred to in clauses (1), (2) and (3), a “Registration Default”), dividends will accumulate on the Junior Preferred Stock at a rate of 1.0% per annum above the dividend rate then in effect for the first 30 days of such Registration Default and increasing to 1.5% per annum thereafter until all Registration Defaults have been cured. The Registration Rights Agreement is substantively identical to, and terminates, cancels, supersedes and replaces in its entirety, effective as of June 26, 2007, the previously disclosed Registration Rights Agreement, dated as of June 18, 2007, by and among the Company and the Investors party thereto. The summary of the previously disclosed Registration Rights Agreement set forth under Item 1.01 of the 6/22/07 Form 8-K is incorporated herein by reference.

The foregoing summaries of the Certificate of Designations, the Purchase Agreement, the Escrow Agreement and the Registration Rights Agreement are qualified in their entirety by reference to the copies of the Certificate of Designations, the Purchase Agreement, the Escrow Agreement and the Registration Rights Agreement filed as Exhibits 3.1, 10.1, 10.2 and 4.1 hereto, respectively, and incorporated herein by reference. As noted above, the Certificate of Amendment and the Certificate of Correction are filed as Exhibits 3.2 and 3.3 hereto, respectively, and are also incorporated herein by reference.

On June 27, 2007, the Company issued a press release announcing the completion of the Private Placement; such press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

The shares of the Junior Preferred Stock were offered and sold by the Company to the Investors pursuant to the exemption from the registration requirements of the Securities Act of

1933 (as amended, the “Securities Act”) provided by Section 4(2) of the Securities Act. The Junior Preferred Stock and the shares of the Company’s common stock issuable upon conversion of the Preferred Stock have not been registered under the Securities Act or the securities laws of any other jurisdiction and, unless they are so registered, may be offered and sold only in transactions that are exempt from registration under the Securities Act or the securities laws of such other jurisdictions. There has not been, and will not be, any sale of the Junior Preferred Stock in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction or an exemption therefrom.

Item 1.02	Termination of a Material Definitive Agreement.

The information contained in Item 1.01 is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant.

(a) The information contained in Item 1.01 is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

(a) The information contained in Item 1.01 is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) The information contained in Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

3.1	Certificate of Designations of 20% Junior Redeemable Convertible Preferred Stock of Transmeridian Exploration Incorporated, dated as of, and filed with the Delaware Secretary of State on, June 18, 2007 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of Transmeridian Exploration Incorporated filed on June 22, 2007)

3.2	Certificate of Amendment to the Certificate of Designations of 20% Junior Redeemable Convertible Preferred Stock of Transmeridian Exploration Incorporated, dated as of, and filed with the Delaware Secretary of State on, June 27, 2007

3.3	Certificate of Correction Filed to Correct Certain Errors in the Certificate of Designations of 20% Junior Redeemable Convertible Preferred Stock of Transmeridian Exploration

Incorporated Filed with the Secretary of State of the State of Delaware on June 18, 2007 and Amended on June 27, 2007, dated as of, and filed with the Delaware Secretary of State on, June 28, 2007

4.1	Registration Rights Agreement, dated as of June 26, 2007, by and among Transmeridian Exploration Incorporated and the Investors party thereto

10.1	Regulation D Purchase Agreement, dated as of June 26, 2007, by and among Transmeridian Exploration Incorporated and the Investors party thereto

10.2	Escrow Agreement, dated as of June 26, 2007, by and among Transmeridian Exploration Incorporated, Jefferies & Company, Inc., as placement agent, and The Bank of New York, as escrow agent

99.1	Press Release by Transmeridian Exploration Incorporated, dated June 27, 2007, announcing that it has completed a private placement of an aggregate $55 million of its junior redeemable convertible preferred stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSMERIDIAN EXPLORATION INCORPORATED

Date: June 28, 2007	By:	/s/ Nicolas J. Evanoff
Name: Nicolas J. Evanoff
Title: Vice President, General Counsel and Secretary

EXHIBIT INDEX

3.1	Certificate of Designations of 20% Junior Redeemable Convertible Preferred Stock of Transmeridian Exploration Incorporated, dated as of, and filed with the Delaware Secretary of State on, June 18, 2007 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of Transmeridian Exploration Incorporated filed on June 22, 2007)

3.2	Certificate of Amendment to the Certificate of Designations of 20% Junior Redeemable Convertible Preferred Stock of Transmeridian Exploration Incorporated, dated as of, and filed with the Delaware Secretary of State on, June 27, 2007

3.3	Certificate of Correction Filed to Correct Certain Errors in the Certificate of Designations of 20% Junior Redeemable Convertible Preferred Stock of Transmeridian Exploration Incorporated Filed with the Secretary of State of the State of Delaware on June 18, 2007 and Amended on June 27, 2007, dated as of, and filed with the Delaware Secretary of State on, June 28, 2007

4.1	Registration Rights Agreement, dated as of June 26, 2007, by and among Transmeridian Exploration Incorporated and the Investors party thereto

10.1	Regulation D Purchase Agreement, dated as of June 26, 2007, by and among Transmeridian Exploration Incorporated and the Investors party thereto

10.2	Escrow Agreement, dated as of June 26, 2007, by and among Transmeridian Exploration Incorporated, Jefferies & Company, Inc., as placement agent, and The Bank of New York, as escrow agent

99.1	Press Release by Transmeridian Exploration Incorporated, dated June 27, 2007, announcing that it has completed a private placement of an aggregate $55 million of its junior redeemable convertible preferred stock